UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2013

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2013 Sears Hometown and Outlet Stores, Inc. (the “Company”) held its annual meeting of stockholders at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved the (i) Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program (the “UIP”), which had been approved previously by the Board of Directors of the Company (the “Board of Directors”), and (ii) Sears Hometown and Outlet Stores, Inc. 2012 Amended and Restated Stock Plan (the “Stock Plan”), which had been approved previously by the Board of Directors, subject to stockholder approval.

Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program

The purpose of the UIP is to motivate the salaried employees of the Company and its subsidiaries to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals set under the UIP align participants' financial incentives with the Company's financial goals. Under the UIP, the Company may make awards of rights to receive cash or shares of the Company's common stock, $0.01 par value per share (“Common Stock”), which may be subject to such other conditions, restrictions, and contingencies as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee may also intend that certain awards granted under the UIP constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee will establish those performance goals, pursuant to annual and long-term incentive plans, that must be achieved as a condition to the settlement of any performance-based awards. Under the UIP, the maximum value payable to any one person as performance-based compensation awards during any (i) consecutive 36-month period may not exceed $15,000,000, and (ii) consecutive 48-month period may not exceed $20,000,000. Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code are not subject to the foregoing limits.

The above paragraph provides a summary of certain terms of the UIP. For further description of the terms and conditions of the UIP see "ITEM 4. APPROVAL OF THE SEARS HOMETOWN AND OUTLET STORES, INC. UMBRELLA INCENTIVE PROGRAM" in the Sears Hometown and Outlet Stores, Inc. proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2013 (the “2013 Proxy Statement”), which description is incorporated herein by reference.  The summary in the above paragraph and the description of the UIP contained in the 2013 Proxy Statement are qualified in their entirety by reference to the UIP, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan

The purposes of the Stock Plan are: (i) to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, and non-employee members of the Board of Directors; (ii) to offer employees, officers, and non-employee members of the Board of Directors incentives to work to increase the value of the Company's Common Stock; and (iii) to provide employees, officers, and non-employee members of the Board of Directors with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with those of our stockholders.

Under the Stock Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Code; (iii) stock appreciation rights (“SARs”); (iv) restricted stock and stock units; and (v) unrestricted shares of Common Stock (such shares, together with restricted stock and stock units, "Stock Awards"). Awards granted under the Plan may be intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. The Stock Plan's administrators will establish those performance goals that must be satisfied as a condition to the settlement of any performance-based award.

Subject to the terms and conditions of the Stock Plan, the number of shares of Common Stock authorized for grants under the Stock Plan is 4,000,000. The number of shares of Common Stock available for issuance under the Stock Plan shall be reduced by one share for any shares subject to a Stock Award and reduced by the gross number of shares covered by an option or SAR to the extent exercised. Shares of Common Stock covered by any award that is forfeited or settled in cash will again be available for issuance under the Stock Plan.

The above paragraphs provide a summary of certain terms of the Stock Plan. For further description of the terms and conditions of the Stock Plan see "ITEM 5. APPROVAL OF STOCK PLAN" in the 2013 Proxy Statement, which description is incorporated herein by reference. The summary in the above paragraphs and the description of the Stock Plan contained in the 2013 Proxy Statement are qualified in their entirety by reference to the Stock Plan, which is attached to this Current Report as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program.

10.2    Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: May 17, 2013

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program (incorporated by reference to Exhibit 10.11 to the Company's Form S-1/A (File No. 333-181051) filed August 31, 2012).
10.2
Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K (File No. 001-35641) for the 53 weeks ended February 2, 2013).

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